Exhibit 99.1

Republic Bancorp, Inc. Reports a 56% Year-Over-Year Increase in Second Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 20, 2018--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report second quarter net income of $15.7 million, a 56% increase over the second quarter of 2017, resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) of $0.74. Year-to-date net income was $43.1 million, a $13.0 million, or 43%, increase from the same period in 2017, resulting in return on average assets (“ROA”) and return on average equity (“ROE”) of 1.67% and 13.22% for the first six months of 2018.

Pre-tax income increased 30% from the second quarter of 2017 to the second quarter of 2018, as the Company’s net interest margin remained strong. As will be the case for each quarter in 2018, a reduction in the federal corporate tax rate from 35% to 21%, effective January 1, 2018, positively impacted the comparability of the Company’s performance metrics between the second quarter of 2018 and the second quarter of 2017.(1) The Company estimates that the lower effective tax rate for 2018 benefited its second quarter 2018 and year-to-date Diluted EPS by approximately $0.10 and $0.29 per share, respectively.

Steve Trager, Chairman & CEO of Republic commented, “While we continue to be pleased with the benefits to our bottom line of the recent corporate tax cuts, we remain most excited about our continued strong operating performance, as our pre-tax earnings for the second quarter of 2018 grew significantly over the second quarter of 2017. A solid increase in net interest income, driven by robust net interest margin expansion over the previous year’s second quarter, was the primary contributor to the Company’s growth in pre-tax earnings. In addition to our sound earnings performance, our Core Bank’s(2) balance sheet growth remained steady during the first half of 2018 while our Core Bank’s credit quality statistics continued to compare favorably to peer.

“In addition to the strong performance of our Core Bank, the Republic Processing Group(3) (“RPG”) also contributed nicely to the Company’s bottom line, as both Republic Credit Solutions (“RCS”) and Tax Refund Solutions (“TRS”) experienced solid quarters with meaningful increases in pre-tax earnings over the second quarter of 2017. Heading into the second half of the year, the Company is performing well across its major business lines, providing us with great optimism for the remainder of 2018,” concluded Steve Trager.

The following table highlights Republic’s financial performance for the second quarters and six months ended June 30, 2018 and 2017:

(dollars in thousands, except per share data)
	Total Company Financial Performance Highlights
	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Income Before Income Taxes*	$19,816	$15,269	$4,547	30%	$54,726	$45,340	$9,386	21%
Net Income*	15,666	10,071	5,595	56	43,135	30,088	13,047	43
Diluted Earnings per Class A Common Stock	0.74	0.48	0.26	54	2.06	1.45	0.61	42
Return on Average Assets	1.23%	0.86%	NA	43	1.67%	1.26%	NA	33
Return on Average Equity	9.45	6.42	NA	47	13.22	9.72	NA	36

NA – Not applicable
*Segment-level data is presented at the end of this earnings release.

Results of Operations for the Second Quarter of 2018 Compared to the Second Quarter of 2017

Core Banking(2)

Net income from Core Banking was $11.6 million for the second quarter of 2018, an increase of $3.7 million, or 47%, over the second quarter of 2017. Strong growth in net interest income, which increased $5.7 million, or 15%, over the second quarter of 2017 drove the increase in the Core Bank’s net income. In addition, the Core Bank’s bottom line benefited by approximately $1.7 million due to the previously mentioned lower 2018 effective tax rate.

The growth in net interest income was driven by an 18-basis-point expansion of the Core Bank’s net interest margin to 3.64% for the second quarter of 2018 and further complemented by a $313 million, or 8%, increase in the Core Bank’s quarterly average loans.

The table below presents the overall change in the Core Bank’s net interest income, as well as average and period-end loan balances by origination channel:

	Net Interest Income
	for the
(dollars in thousands)	Three Months Ended Jun. 30,
Origination Channel	2018	2017	$ Change	% Change

Traditional Network	$39,095	$33,047	$6,048	18%
Warehouse Lending	4,164	4,435	(271)	(6)
Correspondent Lending	271	229	42	18
2012-FDIC Acquired Loans	85	244	(159)	(65)
Total Core Bank	$43,615	$37,955	$5,660	15

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Jun. 30,				Jun. 30,
Origination Channel	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Traditional Network	$3,347,622	$3,050,247	$297,375	10%	$3,365,350	$3,131,535	$233,815	7%
Warehouse Lending	541,537	489,384	52,153	11	634,841	600,630	34,211	6
Correspondent Lending	108,576	137,270	(28,694)	(21)	105,170	129,792	(24,622)	(19)
2012-FDIC Acquired Loans	5,986	13,659	(7,673)	(56)	5,906	12,253	(6,347)	(52)
Total Core Bank	$4,003,721	$3,690,560	$313,161	8	$4,111,267	$3,874,210	$237,057	6

The primary drivers of the changes in the Core Bank’s average loan balances and net interest income for the second quarter of 2018, as compared to the second quarter of 2017 follow:

  The Traditional Network experienced solid growth in average loan balances of $297 million, or 10%, from the second quarter of 2017 to the second quarter of 2018. This growth was largely concentrated in the commercial loan sector, with average commercial real estate balances growing $173 million, or 16%, and average commercial and industrial balances growing $73 million, or 29%.
  The difference between the Core Bank’s net interest margin and net interest spread was 29 basis points during the second quarter of 2018 compared to 21 basis points during the second quarter of 2017. The differential between the net interest margin and net interest spread represents the value of the Core Bank’s noninterest-bearing deposits and stockholders’ equity to its net interest margin. Due to rising short-term interest rates from June 30, 2017 to June 30, 2018, as measured by the increase of 75 basis points in the Federal Funds Target Rate during this period, the contribution of the Core Bank’s noninterest-bearing deposits and stockholders’ equity to the net interest margin increased significantly.
  An internal change in the way the Company assigns cost of funds to its Warehouse Lending (“Warehouse”) segment through its Funds Transfer Pricing (“FTP”) methodology resulted in the Warehouse segment’s fluctuation in net interest income. The Company changed its Warehouse FTP methodology to be more consistent with that used for other Core Bank loan products with similar pricing and duration characteristics. This change had a $304,000 negative comparable impact on the Warehouse segment’s net interest income for the second quarter of 2018 and a corresponding positive comparable impact of $304,000 to the Traditional Banking segment’s net interest income.

The Core Bank’s provision for loan and lease losses (“Provision”) decreased to $773,000 for the second quarter of 2018 from $1.7 million for the same period in 2017, with the Provision for both periods primarily reflecting general reserves for loan growth. Overall, the Core Bank’s credit quality metrics remained strong from period to period with the Core Bank’s ratios of nonperforming loans to total loans and delinquent loans to total loans remaining near historically low levels.

The table below presents the Core Bank’s credit quality metrics:

	As of and for the:
	Quarters Ended:		Years Ended:
	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2018	2018	2017	2016	2015

Nonperforming loans to total loans	0.43%	0.37%	0.36%	0.42%	0.66%

Nonperforming assets to total loans (including OREO)	0.43	0.38	0.36	0.46	0.70

Delinquent loans to total loans (4)	0.21	0.21	0.21	0.18	0.35

Net charge-offs to average loans	—	0.06	0.04	0.05	0.05
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $9.1 million during the second quarter of 2018, a $562,000, or 7%, increase from the $8.5 million achieved during the second quarter of 2017. The following primarily drove this increase:

  Service charges on deposits increased $184,000, or 5%, driven by a 9% increase in active checking accounts from June 30, 2017 to June 30, 2018.
  Interchange fee income increased $336,000, or 14%, with debit card interchange fees up $211,000, or 10%, and credit card interchange fees up $125,000, or 46%. Increases of 11% in active debit cards and 18% in active credit cards over the previous 12 months, as well as the corresponding usage on those cards, drove the increase in interchange fees.

Core Bank noninterest expenses increased $4.5 million, or 13%, during the second quarter of 2018 compared to the second quarter of 2017. The following primarily drove the increase:

  Salaries and employee benefits expense increased $2.4 million, or 14%, driven partially by an increase of approximately 29 Core Bank full-time-equivalent employees (“FTEs”) over the previous 12 months and an $823,000 increase in healthcare benefits. The Company added FTEs primarily to support Core Bank strategic initiatives.
  A 15% increase in depreciation expense associated with facility expansions and renovations from the previous year primarily drove an occupancy expense increase of $531,000, or 9%.
  New and upgraded technology implemented in the previous 12 months to support several key strategic Core Bank initiatives caused data processing expenses to increase $527,000, or 34%. Such initiatives include improving the Company’s client relationship management system, its online banking functionality, and its overall security of client information and assets.

Republic Processing Group (3)

RPG reported net income of $4.1 million for the second quarter of 2018 compared to $2.2 million for the same period in 2017, with the previously mentioned lower 2018 effective tax rate contributing approximately $537,000 to the increase. Revenue growth within the RCS segment drove the increase in RPG’s net income. RCS profitability remains concentrated in its line-of-credit product, with revenues for this product increasing $2.0 million, or 37%, from the second quarter of 2017.

In addition to the strong performance at RCS, the TRS segment experienced an $852,000, or 74%, increase in net income for the quarter, as the pace of client tax refunds received during the second quarter of 2018 accelerated compared to the second quarter of 2017. The accelerated pace of tax refunds received by TRS during the quarter contributed to a 25% increase in net Refund Transfer fee income as well as an $888,000 net credit to the TRS Provision, as the estimated losses for Easy Advance (“EA”) loans at TRS decreased from the first quarter’s estimated losses.

As of March 31, 2018, unpaid EAs were approximately 4.49% of total EA originations for the first quarter of 2018 compared to 3.50% of total EA originations for the first quarter of 2017. As of June 30, 2018, unpaid EAs had decreased to 3.05% of total originations, a decline of 144 basis points from the March 31, 2018 unpaid amount. This compares to unpaid EAs of 2.40% at June 30, 2017, a decline of 110 basis points from the March 31, 2017 unpaid amount. As of June 30, 2018 and 2017, all unpaid EAs originated during each year had been charged-off. Each 0.10% in estimated loan loss reserves for EAs during 2018 equates to approximately $430,000 in Provision expense, while each 0.10% during 2017 equated to approximately $329,000.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 45 full-service banking centers and one loan production office throughout five states: 32 banking centers in 11 Kentucky communities - Covington, Crestview Hills, Elizabethtown, Florence, Frankfort, Georgetown, Lexington, Louisville, Owensboro, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville) and one loan production office in Brentwood (Nashville); and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.3 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2017. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Jun. 30, 2018	Dec. 31, 2017	Jun. 30, 2017
Assets:
Cash and cash equivalents	$386,956	$299,351	$332,695
Investment securities	485,622	591,458	525,684
Loans held for sale	26,337	16,989	11,756
Loans	4,195,984	4,014,034	3,916,320
Allowance for loan and lease losses	(45,047)	(42,769)	(37,898)
Loans, net	4,150,937	3,971,265	3,878,422
Federal Home Loan Bank stock, at cost	32,067	32,067	32,067
Premises and equipment, net	46,485	45,605	44,255
Goodwill	16,300	16,300	16,300
Other real estate owned ("OREO")	—	115	300
Bank owned life insurance ("BOLI")	64,106	63,356	62,578
Other assets and accrued interest receivable	57,135	48,856	51,604
Total assets	$5,265,945	$5,085,362	$4,955,661

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,061,182	$1,022,042	$1,061,637
Interest-bearing	2,412,187	2,411,116	2,072,301
Total deposits	3,473,369	3,433,158	3,133,938

Securities sold under agreements to repurchase and other short-term borrowings	175,291	204,021	113,334
Federal Home Loan Bank advances	860,000	737,500	1,002,500
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	52,037	37,019	37,758
Total liabilities	4,601,937	4,452,938	4,328,770

Stockholders' equity	664,008	632,424	626,891
Total liabilities and stockholders' equity	$5,265,945	$5,085,362	$4,955,661

Average Balance Sheet Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2018	2017	2018	2017
Assets:
Investment securities, including FHLB stock	$506,209	$597,818	$529,356	$592,250
Federal funds sold and other interest-earning deposits	276,246	130,650	279,684	157,181
Loans, including loans held for sale	4,092,388	3,730,379	4,087,247	3,740,004
Total interest-earning assets	4,874,843	4,458,847	4,896,287	4,489,435
Total assets	5,074,781	4,668,048	5,175,927	4,757,395

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,146,403	$1,063,215	$1,232,652	$1,097,711
Interest-bearing deposits	2,410,330	2,224,127	2,413,220	2,218,205
Securities sold under agreements to repurchase and other short-term borrowings	178,063	179,594	217,532	198,896
Federal Home Loan Bank advances	593,187	500,027	569,613	548,826
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,222,820	2,944,988	3,241,605	3,007,167
Stockholders' equity	663,077	627,940	652,407	619,229

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2018	2017	2018	2017

Total interest income(5)	$58,356	$47,821	$132,189	$108,704
Total interest expense	7,272	4,684	13,440	9,129
Net interest income	51,084	43,137	118,749	99,575

Provision for loan and lease losses	4,932	5,061	22,187	17,412

Noninterest income:
Service charges on deposit accounts	3,574	3,390	7,129	6,637
Net refund transfer fees	3,473	2,770	19,825	18,152
Mortgage banking income	1,316	1,445	2,336	2,605
Interchange fee income	2,891	2,547	5,558	4,873
Program fees	1,323	1,284	3,019	2,375
Increase in cash surrender value of BOLI	379	393	750	784
Net gains on OREO	320	249	452	391
Other	1,020	849	2,772	2,033
Total noninterest income	14,296	12,927	41,841	37,850

Noninterest expense:
Salaries and employee benefits	22,766	20,015	46,600	41,226
Occupancy and equipment, net	6,391	5,903	12,612	11,870
Communication and transportation	1,241	939	2,623	2,211
Marketing and development	1,283	1,409	2,199	2,413
FDIC insurance expense	345	300	870	750
Bank franchise tax expense	860	790	3,378	3,225
Data processing	2,443	1,695	4,829	3,347
Interchange related expense	1,098	1,071	2,105	2,129
Supplies	303	261	684	788
OREO expense	16	132	61	229
Legal and professional fees	728	596	1,771	1,348
Other	3,158	2,623	5,945	5,137
Total noninterest expense	40,632	35,734	83,677	74,673

Income before income tax expense	19,816	15,269	54,726	45,340
Income tax expense(1)	4,150	5,198	11,591	15,252

Net income	$15,666	$10,071	$43,135	$30,088

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2018	2017	2018	2017
Per Share Data:

Basic weighted average shares outstanding	21,187	21,151	20,939	20,918
Diluted weighted average shares outstanding	21,331	21,230	21,072	20,996

Period-end shares outstanding:
Class A Common Stock	18,677	18,618	18,677	18,618
Class B Common Stock	2,215	2,243	2,215	2,243

Book value per share(6)	$31.78	$30.05	$31.78	$30.05
Tangible book value per share(6)	30.73	28.98	30.73	28.98

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.75	$0.48	$2.08	$1.45
Basic EPS - Class B Common Stock	0.68	0.44	1.89	1.32
Diluted EPS - Class A Common Stock	0.74	0.48	2.06	1.45
Diluted EPS - Class B Common Stock	0.68	0.44	1.88	1.32

Cash dividends declared per Common share:
Class A Common Stock	$0.242	$0.220	$0.484	$0.429
Class B Common Stock	0.220	0.200	0.440	0.390

Performance Ratios:

Return on average assets	1.23%	0.86%	1.67%	1.26%
Return on average equity	9.45	6.42	13.22	9.72
Efficiency ratio(7)	62	64	52	54
Yield on average interest-earning assets(5)	4.79	4.29	5.40	4.84
Cost of average interest-bearing liabilities	0.90	0.64	0.83	0.61
Cost of average deposits(8)	0.44	0.28	0.40	0.25
Net interest spread(5)	3.89	3.65	4.57	4.23
Net interest margin - Total Company(5)	4.19	3.87	4.85	4.44
Net interest margin - Core Bank(2)	3.64	3.46	3.60	3.39

Other Information:

End of period FTEs(9) - Total Company	1,013	976	1,013	976
End of period FTEs - Core Bank	933	904	933	904
Number of full-service banking centers	45	45	45	45

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2018	2017	2018	2017
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$17,502	$15,467	$17,502	$15,467
Loans past due 90-days-or-more and still on accrual	858	335	858	335
Total nonperforming loans	18,360	15,802	18,360	15,802
OREO	—	300	—	300
Total nonperforming assets	$18,360	$16,102	$18,360	$16,102

Nonperforming Assets - Core Bank(2):
Loans on nonaccrual status	$17,502	$15,467	$17,502	$15,467
Loans past due 90-days-or-more and still on accrual	22	33	22	33
Total nonperforming loans	17,524	15,500	17,524	15,500
OREO	—	300	—	300
Total nonperforming assets	$17,524	$15,800	$17,524	$15,800

Delinquent loans:
Delinquent loans - Core Bank	$8,703	$6,844	$8,703	$6,844
Delinquent loans - RPG(3)	4,429	2,169	4,429	2,169
Total delinquent loans - Total Company	$13,132	$9,013	$13,132	$9,013

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.44%	0.40%	0.44%	0.40%
Nonperforming assets to total loans (including OREO)	0.44	0.41	0.44	0.41
Nonperforming assets to total assets	0.35	0.32	0.35	0.32
Allowance for loan and lease losses to total loans	1.07	0.97	1.07	0.97
Allowance for loan and lease losses to nonperforming loans	245	240	245	240
Delinquent loans to total loans(4)	0.31	0.23	0.31	0.23
Net charge-offs to average loans (annualized)	1.19	1.02	0.97	0.66

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.43%	0.40%	0.43%	0.40%
Nonperforming assets to total loans (including OREO)	0.43	0.41	0.43	0.41
Nonperforming assets to total assets	0.34	0.32	0.34	0.32
Allowance for loan and lease losses to total loans	0.76	0.76	0.76	0.76
Allowance for loan and lease losses to nonperforming loans	179	189	179	189
Delinquent loans to total loans	0.21	0.18	0.21	0.18
Net charge-offs to average loans (annualized)	—	0.05	0.03	0.04

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Assets:
Cash and cash equivalents	$386,956	$362,122	$299,351	$329,862	$332,695
Investment securities	485,622	483,573	591,458	523,896	525,684
Loans held for sale	26,337	14,295	16,989	13,135	11,756
Loans	4,195,984	4,052,500	4,014,034	3,957,512	3,916,320
Allowance for loan and lease losses	(45,047)	(52,341)	(42,769)	(40,191)	(37,898)
Loans, net	4,150,937	4,000,159	3,971,265	3,917,321	3,878,422
Federal Home Loan Bank stock, at cost	32,067	32,067	32,067	32,067	32,067
Premises and equipment, net	46,485	46,792	45,605	44,845	44,255
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	—	160	115	167	300
Bank owned life insurance	64,106	63,727	63,356	62,972	62,578
Other assets and accrued interest receivable	57,135	59,139	48,856	52,609	51,604
Total assets	$5,265,945	$5,078,334	$5,085,362	$4,993,174	$4,955,661

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,061,182	$1,241,127	$1,022,042	$1,040,414	$1,061,637
Interest-bearing	2,412,187	2,476,496	2,411,116	2,309,315	2,072,301
Total deposits	3,473,369	3,717,623	3,433,158	3,349,729	3,133,938

Securities sold under agreements to repurchase and other short-term borrowings	175,291	175,682	204,021	173,311	113,334
Federal Home Loan Bank advances	860,000	440,000	737,500	757,500	1,002,500
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	52,037	50,535	37,019	38,107	37,758
Total liabilities	4,601,937	4,425,080	4,452,938	4,359,887	4,328,770

Stockholders' equity	664,008	653,254	632,424	633,287	626,891
Total liabilities and stockholders' equity	$5,265,945	$5,078,334	$5,085,362	$4,993,174	$4,955,661

Average Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Assets:
Investment securities, including FHLB stock	$506,209	$552,760	$559,381	$552,821	$597,818
Federal funds sold and other interest-earning deposits	276,246	283,161	229,638	208,688	130,650
Loans, including loans held for sale	4,092,388	4,082,050	3,967,211	3,875,420	3,730,379
Total interest-earning assets	4,874,843	4,917,971	4,756,230	4,636,929	4,458,847
Total assets	5,074,781	5,278,204	4,953,134	4,834,653	4,668,048

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,146,403	$1,319,860	$1,045,939	$1,052,162	$1,063,215
Interest-bearing deposits	2,410,330	2,416,142	2,383,196	2,249,436	2,224,127
Securities sold under agreements to repurchase and other short-term borrowings	178,063	257,439	271,434	208,160	179,594
Federal Home Loan Bank advances	593,187	545,778	537,326	618,750	500,027
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,222,820	3,260,599	3,233,196	3,117,586	2,944,988
Stockholders' equity	663,077	641,624	640,686	633,874	627,940

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017

Total interest income(5)	$58,356	$73,833	$56,349	$53,725	$47,821
Total interest expense	7,272	6,168	5,711	5,418	4,684
Net interest income	51,084	67,665	50,638	48,307	43,137

Provision for loan and lease losses	4,932	17,255	6,071	4,221	5,061

Noninterest income:
Service charges on deposit accounts	3,574	3,555	3,325	3,395	3,390
Net refund transfer fees	3,473	16,352	171	177	2,770
Mortgage banking income	1,316	1,020	935	1,102	1,445
Interchange fee income	2,891	2,667	2,533	2,475	2,547
Program fees	1,323	1,696	1,851	1,597	1,284
Increase in cash surrender value of BOLI	379	371	384	394	393
Losses on available-for-sale debt securities	—	—	(136)	—	—
Net gains on OREO	320	132	254	31	249
Other	1,020	1,752	873	1,203	849
Total noninterest income	14,296	27,545	10,190	10,374	12,927

Noninterest expense:
Salaries and employee benefits	22,766	23,834	20,502	20,505	20,015
Occupancy and equipment, net	6,391	6,221	6,518	6,806	5,903
Communication and transportation	1,241	1,382	1,261	1,239	939
Marketing and development	1,283	916	1,098	1,677	1,409
FDIC insurance expense	345	525	328	300	300
Bank franchise tax expense	860	2,518	652	749	790
Data processing	2,443	2,386	2,606	1,795	1,695
Interchange related expense	1,098	1,007	931	928	1,071
Supplies	303	381	565	241	261
OREO expense	16	45	104	55	132
Legal and professional fees	728	1,043	616	446	596
Other	3,158	2,787	2,964	3,285	2,623
Total noninterest expense	40,632	43,045	38,145	38,026	35,734

Income before income tax expense	19,816	34,910	16,612	16,434	15,269
Income tax expense(1)	4,150	7,441	11,774	5,728	5,198

Net income	$15,666	$27,469	$4,838	$10,706	$10,071

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Per Share Data:

Basic weighted average shares outstanding	21,187	20,920	21,149	21,153	21,151
Diluted weighted average shares outstanding	21,331	21,018	21,258	21,236	21,230

Period-end shares outstanding:
Class A Common Stock	18,677	18,645	18,607	18,618	18,618
Class B Common Stock	2,215	2,243	2,243	2,243	2,243

Book value per share(6)	$31.78	$31.27	$30.33	$30.36	$30.05
Tangible book value per share(6)	30.73	30.22	29.27	29.29	28.98

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.75	$1.32	$0.23	$0.51	$0.48
Basic EPS - Class B Common Stock	0.68	1.21	0.21	0.47	0.44
Diluted EPS - Class A Common Stock	0.74	1.32	0.23	0.51	0.48
Diluted EPS - Class B Common Stock	0.68	1.20	0.21	0.47	0.44

Cash dividends declared per Common share:
Class A Common Stock	$0.242	$0.242	$0.220	$0.220	$0.220
Class B Common Stock	0.220	0.220	0.200	0.200	0.200

Performance Ratios:

Return on average assets	1.23%	2.08%	0.39%	0.89%	0.86%
Return on average equity	9.45	17.12	3.02	6.76	6.42
Efficiency ratio(7)	62	45	63	65	64
Yield on average interest-earning assets(5)	4.79	6.01	4.74	4.63	4.29
Cost of average interest-bearing liabilities	0.90	0.76	0.71	0.70	0.64
Cost of average deposits(8)	0.44	0.36	0.35	0.31	0.28
Net interest spread(5)	3.89	5.25	4.03	3.93	3.65
Net interest margin - Total Company(5)	4.19	5.50	4.26	4.17	3.87
Net interest margin - Core Bank(2)	3.64	3.55	3.72	3.68	3.46

Other Information:

End of period FTEs(9) - Total Company	1,013	1,003	997	970	976
End of period FTEs - Core Bank	933	922	915	896	904
Number of full-service banking centers	45	45	45	45	45

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$17,502	$14,849	$14,118	$15,475	$15,467
Loans past due 90-days-or-more and still on accrual	858	1,279	956	906	335
Total nonperforming loans	18,360	16,128	15,074	16,381	15,802
OREO	—	160	115	167	300
Total nonperforming assets	$18,360	$16,288	$15,189	$16,548	$16,102

Nonperforming Assets - Core Bank(2):
Loans on nonaccrual status	$17,502	$14,849	$14,118	$15,475	$15,467
Loans past due 90-days-or-more and still on accrual	22	27	19	55	33
Total nonperforming loans	17,524	14,876	14,137	15,530	15,500
OREO	—	160	115	167	300
Total nonperforming assets	$17,524	$15,036	$14,252	$15,697	$15,800

Delinquent Loans:
Delinquent loans - Core Bank	$8,703	$8,303	$8,460	$7,756	$6,844
Delinquent loans - RPG(3)(10)	4,429	17,530	5,641	4,270	2,169
Total delinquent loans - Total Company	$13,132	$25,833	$14,101	$12,026	$9,013

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.44%	0.40%	0.38%	0.41%	0.40%
Nonperforming assets to total loans (including OREO)	0.44	0.40	0.38	0.42	0.41
Nonperforming assets to total assets	0.35	0.32	0.30	0.33	0.32
Allowance for loan and lease losses to total loans	1.07	1.29	1.07	1.02	0.97
Allowance for loan and lease losses to nonperforming loans	245	325	284	245	240
Delinquent loans to total loans(4)(10)	0.31	0.64	0.35	0.30	0.23
Net charge-offs to average loans (annualized)	1.19	0.75	0.35	0.20	1.02

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.43%	0.37%	0.36%	0.40%	0.40%
Nonperforming assets to total loans (including OREO)	0.43	0.38	0.36	0.40	0.41
Nonperforming assets to total assets	0.34	0.31	0.28	0.32	0.32
Allowance for loan and lease losses to total loans	0.76	0.77	0.77	0.76	0.76
Allowance for loan and lease losses to nonperforming loans	179	205	213	190	189
Delinquent loans to total loans	0.21	0.21	0.21	0.20	0.18
Net charge-offs to average loans (annualized)	—	0.06	0.06	0.03	0.05

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of June 30, 2018, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG) operations. The Bank’s Correspondent Lending channel and the Company’s national branchless banking platform, MemoryBank®, are considered part of the Traditional Banking segment.

Prior to the third quarter of 2017, management reported RPG as a segment consisting of its largest division, TRS, along with its relatively smaller divisions, Republic Payment Solutions (“RPS”), and RCS. During the third quarter of 2017, due to RCS’s growth in revenues relative to the total Company’s revenues, management identified TRS and RCS as separate reportable segments under the newly classified RPG operations. Also, as part of the updated segmentation, management is reporting the RPS division, which remained below thresholds to be classified a separate reportable segment, within the newly classified TRS segment. The reportable segments within RPG operations and divisions within those segments operate through the Bank. The Company has reclassified all prior periods to conform to the current presentation.

The table below provides the nature of segment operations and the primary drivers of net revenues by reportable segment:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenue:

Core Banking:

Traditional Banking	Provides traditional banking products to clients in its market footprint primarily via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions	TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refund products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.	Loans, refund transfers, and prepaid cards.

Republic Credit Solutions	Offers consumer credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near prime borrowers.	Unsecured, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2017 Annual Report on Form 10-K. Republic evaluates segment performance using operating income. The Company allocates goodwill to the Traditional Banking segment. Republic generally allocates income taxes based on income before income tax expense unless Republic can reasonably make specific segment allocations. The Company makes transactions among reportable segments at carrying value.

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)

Segment information for the quarters and six months ended June 30, 2018 and 2017 follows:

	Three Months Ended June 30, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$39,348	$4,164	$103	$43,615	$328	$7,141	$7,469	$51,084

Provision for loan and lease losses	523	250	—	773	(888)	5,047	4,159	4,932

Net refund transfer fees	—	—	—	—	3,473	—	3,473	3,473
Mortgage banking income	—	—	1,316	1,316	—	—	—	1,316
Program fees	—	—	—	—	124	1,199	1,323	1,323
Other noninterest income	7,725	11	49	7,785	80	319	399	8,184
Total noninterest income	7,725	11	1,365	9,101	3,677	1,518	5,195	14,296

Total noninterest expense	35,415	850	1,176	37,441	2,273	918	3,191	40,632

Income before income tax expense	11,135	3,075	292	14,502	2,620	2,694	5,314	19,816
Income tax expense	2,168	702	62	2,932	609	609	1,218	4,150
Net income	$8,967	$2,373	$230	$11,570	$2,011	$2,085	$4,096	$15,666

Period-end assets	$4,501,539	$634,452	$17,998	$5,153,989	$27,192	$84,764	$111,956	$5,265,945

Net interest margin	3.71%	3.08%	NM	3.64%	NM	NM	NM	4.19%

Net-revenue concentration*	73%	6%	2%	81%	6%	13%	19%	100%

	Three Months Ended June 30, 2017
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$33,434	$4,435	$86	$37,955	$157	$5,025	$5,182	$43,137

Provision for loan and lease losses	1,461	264	—	1,725	(738)	4,074	3,336	5,061

Net refund transfer fees	—	—	—	—	2,770	—	2,770	2,770
Mortgage banking income	—	—	1,445	1,445	—	—	—	1,445
Program fees	—	—	—	—	56	1,228	1,284	1,284
Other noninterest income	6,969	10	115	7,094	69	265	334	7,428
Total noninterest income	6,969	10	1,560	8,539	2,895	1,493	4,388	12,927

Total noninterest expense	31,185	822	984	32,991	1,971	772	2,743	35,734

Income before income tax expense	7,757	3,359	662	11,778	1,819	1,672	3,491	15,269
Income tax expense	2,471	1,228	232	3,931	660	607	1,267	5,198
Net income	$5,286	$2,131	$430	$7,847	$1,159	$1,065	$2,224	$10,071

Period-end assets	$4,283,741	$600,060	$13,920	$4,897,721	$18,849	$39,091	$57,940	$4,955,661

Net interest margin	3.44%	3.62%	NM	3.46%	NM	NM	NM	3.87%

Net-revenue concentration*	72%	8%	3%	83%	5%	12%	17%	100%
___________________
* Net revenue represents net interest income plus total noninterest income. Net-revenue concentration equals segment-level net revenue divided by total Company net revenue.

	Six Months Ended June 30, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$77,536	$7,755	$175	$85,466	$19,014	$14,269	$33,283	$118,749

Provision for loan and lease losses	1,462	271	—	1,733	12,501	7,953	20,454	22,187

Net refund transfer fees	—	—	—	—	19,825	—	19,825	19,825
Mortgage banking income	—	—	2,336	2,336	—	—	—	2,336
Program fees	—	—	—	—	183	2,836	3,019	3,019
Other noninterest income	14,727	19	87	14,833	1,190	638	1,828	16,661
Total noninterest income	14,727	19	2,423	17,169	21,198	3,474	24,672	41,841

Total noninterest expense	68,807	1,689	2,380	72,876	8,798	2,003	10,801	83,677

Income before income tax expense	21,994	5,814	218	28,026	18,913	7,787	26,700	54,726
Income tax expense	3,940	1,329	46	5,315	4,463	1,813	6,276	11,591
Net income	$18,054	$4,485	$172	$22,711	$14,450	$5,974	$20,424	$43,135

Period-end assets	$4,501,539	$634,452	$17,998	$5,153,989	$27,192	$84,764	$111,956	$5,265,945

Net interest margin	3.65%	3.13%	NM	3.60%	NM	NM	NM	4.85%

Net-revenue concentration*	57%	5%	2%	64%	25%	11%	36%	100%

	Six Months Ended June 30, 2017
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$66,095	$8,335	$153	$74,583	$15,119	$9,873	$24,992	$99,575

Provision for loan and lease losses	1,928	38	—	1,966	7,603	7,843	15,446	17,412

Net refund transfer fees	—	—	—	—	18,152	—	18,152	18,152
Mortgage banking income	—	—	2,605	2,605	—	—	—	2,605
Program fees	—	—	—	—	39	2,336	2,375	2,375
Other noninterest income	13,488	16	127	13,631	137	950	1,087	14,718
Total noninterest income	13,488	16	2,732	16,236	18,328	3,286	21,614	37,850

Total noninterest expense	61,273	1,599	2,198	65,070	8,040	1,563	9,603	74,673

Income before income tax expense	16,382	6,714	687	23,783	17,804	3,753	21,557	45,340
Income tax expense	4,733	2,455	241	7,429	6,461	1,362	7,823	15,252
Net income	$11,649	$4,259	$446	$16,354	$11,343	$2,391	$13,734	$30,088

Period-end assets	$4,283,741	$600,060	$13,920	$4,897,721	$18,849	$39,091	$57,940	$4,955,661

Net interest margin	3.37%	3.60%	NM	3.39%	NM	NM	NM	4.44%

Net-revenue concentration*	58%	6%	2%	66%	24%	10%	34%	100%
___________________
* Net revenue represents net interest income plus total noninterest income. Net-revenue concentration equals segment-level net revenue divided by total Company net revenue.

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)

(1)

The 2017 Tax Cuts and Jobs Act (“TCJA”), enacted on December 22, 2017, lowered the federal corporate tax rate from 35% to 21%, effective January 1, 2018. With the TCJA’s meaningful impact on the first and second quarter of 2018 and the fourth quarter of 2017, the Company’s effective tax rate per quarter was as follows: 20.9% (quarter ended June 30, 2018); 21.3% (quarter ended March 31, 2018); 70.9% (quarter ended December 31, 2017); 34.9% (quarter ended September 30, 2017); and 34.0% (quarter ended June 30, 2017).

A $6.3 million charge to income tax expense upon remeasurement of the Company’s deferred tax assets and liabilities at a 21% corporate tax rate drove the relatively high effective tax rate for the fourth quarter of 2017.

(2)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

(3)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(4)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(5)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income was $8.5 million and $6.4 million for the quarters ended June 30, 2018 and 2017. The amount of loan fee income included in total interest income was $35.4 million and $27.7 million for the six months ended June 30, 2018 and 2017.

The amount of loan fee income included in total interest income per quarter was as follows: $8.5 million (quarter ended June 30, 2018); $26.9 million (quarter ended March 31, 2018); $9.4 million (quarter ended December 31, 2017); $9.1 million (quarter ended September 30, 2017); and $6.4 million (quarter ended June 30, 2017).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $17.8 million and $14.2 million for the six months ended June 30, 2018 and 2017. EAs are only offered during the first two months of each year.

(6)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017

Total stockholders' equity - GAAP (a)	$664,008	$653,254	$632,424	$633,287	$626,891
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,914	4,925	5,044	5,128	5,159
Less: Core deposit intangible	756	807	858	911	964
Tangible stockholders' equity - Non-GAAP (c)	$642,038	$631,222	$610,222	$610,948	$604,468

Total assets - GAAP (b)	$5,265,945	$5,078,334	$5,085,362	$4,993,174	$4,955,661
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,914	4,925	5,044	5,128	5,159
Less: Core deposit intangible	756	807	858	911	964
Tangible assets - Non-GAAP (d)	$5,243,975	$5,056,302	$5,063,160	$4,970,835	$4,933,238

Total stockholders' equity to total assets - GAAP (a/b)	12.61%	12.86%	12.44%	12.68%	12.65%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	12.24%	12.48%	12.05%	12.29%	12.25%

Number of shares outstanding (e)	20,892	20,888	20,850	20,861	20,861

Book value per share - GAAP (a/e)	$31.78	$31.27	$30.33	$30.36	$30.05
Tangible book value per share - Non-GAAP (c/e)	30.73	30.22	29.27	29.29	28.98

Republic Bancorp, Inc. Financial Information
Second Quarter 2018 Earnings Release (continued)

(7)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities, if applicable.

(8) The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(9) FTEs – Full-time-equivalent employees.

(10)

Delinquent loans for the RPG segment included $13 million of EAs at March 31, 2018. EAs were only offered during the first two months of 2018. EAs do not have a contractual due date but the Company considers an EA delinquent if it remains unpaid three weeks after the taxpayer customer’s tax return is submitted to the applicable taxing authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer